EXHIBIT 99.2

DST Output Marketing
Services

Combined Financial Statements

September 30, 2003

DST Output Marketing Services
Combined Balance Sheet
September 30, 2003
(Unaudited)

(in thousands of dollars)

Assets
Current assets
Cash and cash equivalents	$3
Accounts receivable (net of allowance of $1,039)	9,692
Inventories	1,812
Deferred income taxes	505
Other current assets	1,013

13,025
Properties	3,963
Deferred income taxes	1,178
Affiliate receivable	4,639
Other assets	183

Total assets	$22,988

Liabilities and Invested Equity
Current liabilities
Accounts payable	$3,196
Accrued compensation and benefits	1,827
Income taxes payable	812
Customer deposits	2,224
Other accrued liabilities	3,064

11,123
Commitments and contingencies (Note 9)
Invested equity	11,865

Total liabilities and invested equity	$22,988

The accompanying notes are an integral part of these financial statements.

DST Output Marketing Services
Combined Statement of Income
For the Nine Months Ended September 30, 2003
(Unaudited)

(in thousands of dollars)

Total revenues	$65,728
Operating costs	55,773
Selling, general and administrative costs	5,309
Depreciation and amortization	2,649

Income from operations	1,997
Interest income	49
Interest expense	(1)

Income before income taxes	2,045
Income taxes	812

Net income	$1,233

The accompanying notes are an integral part of these financial statements.

DST Output Marketing Services
Combined Statement of Changes in Invested Equity
For the Nine Months Ended September 30, 2003
(Unaudited)

Total
Invested
(in thousands of dollars)	Equity

December 31, 2002	$10,901
Transfers to DST	(269)
Net income	1,233

September 30, 2003	$11,865

The accompanying notes are an integral part of these financial statements.

DST Output Marketing Services
Combined Statement of Cash Flows
For the Nine Months Ended September 30, 2003
(Unaudited)

(in thousands of dollars)

Cash flows — operating activities
Net income	$1,233

Depreciation and amortization	2,649
Deferred taxes	(963)
Decrease in accounts receivable	693
Increase in inventories and other current assets	(260)
Decrease in accounts payable and accrued liabilities	(1,071)
Decrease in accrued compensation and benefits	(144)

Total adjustments to net income	904

Net	2,137

Cash flows — investing activities
Capital expenditures	(530)
Other, net	15

Net	(515)

Cash flows — financing activities
Transfers to DST	(269)
Increase in affiliate receivable/payable	(1,353)

Net	(1,622)

Net increase (decrease) in cash and cash equivalents	—
Cash and cash equivalents, beginning of period	3

Cash and cash equivalents, end of period	$3

The accompanying notes are an integral part of these financial statements.

DST Output Marketing Services
Notes to Combined Financial Statements
(Unaudited) September 30, 2003
(Dollars in thousands)

1.	Business and Basis of Presentation

Business

DST Output Marketing Services (“OMS” or the “Company”) is a business consisting of the Graphics Design and sheet-fed printing business (“Graphics”) and the laser printing and fulfillment operations of the Marketing Services Division of DST Systems, Inc. (“DST”).

Basis of Presentation

The combined financial statements have been derived from the financial statements and accounting records of DST based on the historical assets, liabilities and related operations of DST Output Marketing Services, Inc., DST Output of Illinois, Inc., the Graphics division of DST Output Graphic Resources, Inc. and the Graphics division of DST Output of California, Inc. DST is the ultimate parent of each of these entities. Since certain of these operations are divisions, DST’s investment in the Company is shown in lieu of shareholder’s equity in the combined financial statements. All significant intercompany balances and transactions have been eliminated.

In the opinion of management, the accompanying unaudited combined financial statements contain all adjustments (consisting of normal interim closing procedures) necessary to present fairly the financial portion of the Company at September 30, 2003, and the results of operations of the nine months ended September 30, 2003, and cash flows for the nine months ended September 30, 2003.

Management believes the assumptions underlying the combined financial statements are reasonable. However, the combined financial statements included herein may not necessarily reflect the Company’s results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Company operated as a stand-alone entity during the period presented.

The historical financial statements of the entities comprising OMS include charges from DST for costs such as rent and utility costs, insurance, employee benefits and payroll processing, and information technology. The historical amounts charged to the entities comprising OMS were based on direct identification through the Company’s cost accounting records, and for Graphics, these costs were allocated based on various methods including square footage, headcount and percentage of revenue. Additionally for purposes of the combined financial statements, costs of $42 have been recorded for the nine months ended September 30, 2003, which primarily represent costs associated with additional information technology provided by DST. The Company’s management believes the methods used for assessing direct charges and allocations are reasonable.

DST Output Marketing Services
Notes to Combined Financial Statements
(Unaudited) September 30, 2003
(Dollars in thousands)

DST uses a centralized approach to cash management and the finance of its operations. Cash deposits and payments for the Company are received or distributed by DST on a regular basis and are netted against the affiliate receivable/payable account. As a result, none of DST’s cash, or cash equivalents at the corporate level have been allocated to the Company in the combined financial statements. Cash in the combined financial statements represents amounts held by the Company’s operations.

The Company maintains a borrowing/lending arrangement with an affiliate. The Company pays or earns interest on its average outstanding balance based on the prime rate and the average federated rate, respectively. For the nine months ended September 30, 2003, interest expense under this arrangement was $1 and interest earned was $0. At September 30, 2003, the Company had $4,639 of net affiliate receivable attributable to this arrangement.

2.	Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company’s revenues are recognized upon completion of the services provided. Allowances for billing adjustments are estimated when revenues are recognized and are recorded as reductions in revenues. The allowance for doubtful accounts represents an amount considered by management to be adequate to cover potential losses. The Company records the reimbursements received for out-of-pocket expenses as revenue.

Capitalization of software development costs

The Company capitalizes costs for the development of internal use software, including coding and software configuration costs and costs of upgrades and enhancements in accordance with Statement of Position (“SOP”) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. These costs are amortized under the Company’s current policy on a straight-line basis, depending on the nature of the project, generally over a three to ten year period. For the nine months ended September 30, 2003, the Company capitalized $417 of costs related to such development.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out basis. Inventories are comprised primarily of paper and envelope stocks.

DST Output Marketing Services
Notes to Combined Financial Statements
(Unaudited) September 30, 2003
(Dollars in thousands)

Property and equipment

Property and equipment are recorded at cost with major additions and improvements capitalized. Cost includes the amount of interest cost associated with significant capital additions. Production equipment, data processing equipment, data processing software, furniture, fixtures and other equipment are depreciated using straight-line and accelerated methods over the estimated useful lives, principally three to five years. Leasehold improvements are depreciated using the straight-line method over the lesser of the term of the lease or life of the improvements. Gains and losses from sales or retirements are recognized in the period of disposition.

Long-lived assets

Long-lived assets are assessed for impairment whenever events or circumstances indicate the carrying value may not be fully recoverable by comparing the carrying value to future undiscounted cash flows. To the extent there is impairment, analysis is performed based on several criteria, including, but not limited to, revenue trends, discounted operating cash flows and other operating factors to determine the impairment amount.

Income taxes

The Company files a consolidated federal income tax return, as well as consolidated or unitary returns in certain states, with DST and other affiliates. The tax provisions of the Company are prepared on a separate return basis.

Deferred income tax effects of transactions reported in different periods for financial reporting and income tax return purposes are recorded by the liability method. This method gives consideration to the future tax consequences of deferred income or expense items and immediately recognizes changes in income tax laws upon enactment. The income statement effect is generally derived from changes in deferred income taxes on the balance sheet.

Customer deposits

The Company may require postage deposits from certain of its clients based on contractual arrangements.

Stock-based compensation

The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees, and related interpretations and has presented the required Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure (“SFAS 123”), pro forma disclosure in the table below.

DST Output Marketing Services
Notes to Combined Financial Statements
(Unaudited) September 30, 2003
(Dollars in thousands)

The Company participates in certain DST stock based compensation plans, which are described separately in Note 5. The Company applies APB 25 and related interpretations in accounting for its plans, and accordingly, no compensation cost has been recognized for the Company’s fixed stock based compensation. Had compensation cost been determined consistent with SFAS 123, the Company’s net income would have been reduced to the following pro forma amounts:

Nine Months
Ended
September 30,
2003
Net income As reported	$1,233
Deduct:Total stock-based employee compensation expense determined under fair value based method for all awards, net of relaxed tax effects	(407)

Net income Pro forma	$826

Financial instruments

The carrying values of the Company’s financial instruments including cash, accounts receivable, accounts payable and accrued liabilities approximate fair value due to their short-term nature.

3.	Properties

Properties and related accumulated depreciation and amortization are as follows:

September 30,
2003

Production equipment	$7,732
Data processing equipment	5,412
Furniture, fixtures and other equipment	3,896
Software	8,586
Leasehold improvements	4,270
Construction in progress	72

29,968
Less accumulated depreciation and amortization	26,005

Net properties	$3,963

Depreciation and amortization expense for the nine months ended September 30, 2003, was $2,649.

DST Output Marketing Services
Notes to Combined Financial Statements
(Unaudited) September 30, 2003
(Dollars in thousands)

4.	Income Taxes

Income tax expense consists of the following components:

Nine Months
Ended
September 30,
2003

Current
Federal	$1,495
State and local	280

Total current	1,775
Deferred
Federal	(809)
State and local	(154)

Total deferred	(963)

Total income tax expense	$812

Differences between the Company’s effective income tax rate and the U.S. federal income tax statutory rate are as follows:

Nine Months
Ended
September 30,
2003

Income tax expense using the statutory rate in effect	$717
Tax effect of
State and local income taxes, net	82
Other	13

Total income tax expense	$812

Effective tax rate	39.7%
Statutory federal tax rate	35.0%

DST Output Marketing Services
Notes to Combined Financial Statements
(Unaudited) September 30, 2003
(Dollars in thousands)

The federal and state deferred tax assets recorded on the Combined Balance Sheet are as follows:

September 30,
2003

Assets
Accumulated depreciation and amortization	1,097
Book accruals not currently deductible for tax	492
Deferred compensation and other employee benefits	94

Gross deferred tax assets	1,683

Net deferred tax assets	$1,683

The Company files a combined return with its parent. The IRS has recently initiated an examination of the tax years ended December 31, 1999 and 2000.

5.	Invested Equity

Certain transactions between OMS and DST are reflected as distributions to or transfers to/from DST within the combined financial statements. Amounts treated as distributions are recorded as a reduction to Invested Equity and amounts treated as transfers to/from DST are recorded as a decrease/increase to the affiliate receivable/payable component included in the Combined Balance Sheet. Generally, increases in the affiliate receivable/payable component result from the timing of cash requirements throughout each year. Amounts treated as distributions to DST generally reflect the transfer to DST of excess cash, to the extent such amounts were not required for investing, financing or operating needs.

Stock option plans

The Company participates in several DST stock based compensation plans, which are described separately below.

The weighted average fair value of options granted to employees of the Company as of September 30, 2003 was $10.22. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2003: expected option term of 4.0 years, volatility of 43.3%, dividend yield of 0% and risk-free interest rate of 2.3%.

In September 1995, DST established the 1995 Stock Option and Performance Award Plan, which now provides for the availability of 30,000,000 shares of DST’s common stock for the grant of awards to officers, directors and other designated employees. The awards may take the form of an option, stock appreciation right, limited right, performance share or unit, dividend equivalent, or any other right, interest or option relating to shares of common stock granted under the plan. The option exercise prices must be at least equal to the fair market value of the underlying shares on the date of grant. Options become exercisable and expire as determined by the Compensation Committee of the DST Board of Directors at the date of grant.

DST Output Marketing Services
Notes to Combined Financial Statements
(Unaudited) September 30, 2003
(Dollars in thousands)

Summary stock option activity for the Company is presented in the table below (shares in thousands and weighted average exercise price in $):

	Nine Months Ended
	September 30,
	2003

		Weighted
		Average
		Exercise
	Shares	Price

Outstanding at January 1	252	$41.40
Granted	2	27.92
Exercised	(1)	28.77
Forfeited	(16)	41.74

Outstanding at September 30	237	$41.84

Exercisable at September 30	116	$45.71

Summary information concerning the Company’s outstanding and exercisable stock options as of September 30, 2003 follows:

	Outstanding Options			Exercisable Options

		Weighted	Weighted		Weighted
		Average	Average		Average
Range of	Number	Remaining	Exercise	Number	Exercise
Exercise Prices	of Options	Contractual Life	Price	of Options	Price
per share	(in thousands)	(in years)	per share	(in thousands)	per share

$10.00 - $19.99	2	3.0	$11.83	2	$11.83
20.00 - 29.99	27	6.6	28.53	27	28.53
30.00 - 39.99	92	8.9	31.85
40.00 - 49.99	44	8.2	44.30	41	44.43
50.00 - 60.35	65	7.5	57.65	46	58.79
64.00 - 74.06	7	7.1	74.06

$10.00 - $74.06	237	8.0	$41.84	116	$45.71

Stock purchase plans

The 2000 DST Systems, Inc. Employee Stock Purchase Plan (the “Plan”) provides the right to subscribe to 2.0 million shares of common stock to substantially all employees of DST and participating subsidiaries, except those whose customary employment is less than 20 hours per week or is five months or less per calendar year, or those who are 5% or greater stockholders of DST. The purchase price for shares under any stock offering is to be 85% of the average market price on either the exercise date or the offering date, whichever is lower. Approximately 9 thousand shares are expected to be issued to employees of the Company under the Plan in 2003. At September 30, 2003, there were approximately 1.3 million shares available for future offerings. The fair value of purchase rights valued at September 30, 2003, and granted in 2003 was $7.94. The fair value of purchase rights granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2003: expected option term of 1 year, volatility of 35.15%, dividend yield of 0% and risk-free interest rate of 1.2%.

DST Output Marketing Services
Notes to Combined Financial Statements
(Unaudited) September 30, 2003
(Dollars in thousands)

6.	Benefits Plans

DST sponsors defined contribution plans that cover the Company’s employees following the completion of an eligibility period. Company contributions under these plans totaled $906 for the nine months ended September 30, 2003.

The Company or DST has active and non-active non-qualified deferred compensation plans for senior management, certain highly compensated employees and directors. The active plans permit participants to defer a portion of their compensation and may provide additional life insurance benefits until termination of their employment, at which time payment of amounts deferred is made in a lump sum or annual installments. Deferred amounts earn interest at a rate determined by the Board of Directors or are credited with deemed gains or losses of the underlying hypothetical investments. Amounts deferred under the plans totaled approximately $7 at September 30, 2003.

7.	Supplemental Cash Flow Information

Supplemental disclosure of cash flow information:

Nine Months
Ended
September 30,
2003

Interest paid during the year	$1
Income taxes paid/(received) during the year	2,726

8.	Related Party Transactions

The Company provides certain products and services to DST and its affiliated entities. Other general, administrative and miscellaneous services, including payroll processing, are provided by DST and its affiliated entities.

The Company recognized revenues from DST and its affiliates of $11,571 for the nine months ended September 30, 2003. The Company paid DST and its affiliates $720 in 2003 for products, services and leases.

9.	Commitments and Contingencies

The Company has future obligations under certain operating lease agreements. The operating leases, which include facilities, data processing and other equipment, have lease terms ranging from 1 to 14 years excluding options to extend the leases for various lengths of time. Rental expense from operating leases was $6,642 for the nine months ended September 30, 2003. Certain leases have clauses that call for the annual rents to be increased during the term of the lease. Such lease payments are expensed on a straight-line basis. The Company leases certain facilities from unconsolidated real estate affiliates and incurred occupancy expenses of $599 for the nine months ended September 30, 2003.

DST Output Marketing Services
Notes to Combined Financial Statements
(Unaudited) September 30, 2003
(Dollars in thousands)

The Company has a letter of credit of $305 for the period ended September 30, 2003. The letter of credit is secured by DST’s debt facility.

The following table sets forth the Company’s contractual cash obligations including minimum rentals for the non-cancelable term of all operating leases:

Operating
Leases
Remaining for 2003	$2,118
2004	7,132
2005	4,347
2006	3,378
2007	2,620
2008	2,525
Thereafter	4,686

Total	$26,806

From time to time, the Company enters into agreements with unaffiliated parties containing indemnification provisions, the terms of which vary depending on the negotiated terms of each respective agreement. The amount of such obligations is not stated in the agreements. The Company’s liability under such indemnification provisions may be subject to time and materiality limitations, monetary caps and other conditions and defenses.

The Company has entered into purchase and service agreements with its vendors, and consulting agreements with providers of consulting services to the Company, pursuant to which the Company has agreed to indemnify certain of such vendors and consultants, respectively, against third party claims arising from the Company’s use of the vendor’s product or the services of the vendor or consultant.

At September 30, 2003, the Company had not accrued any liability on the aforementioned indemnifications.

The Company is involved in various legal proceedings arising in the normal course of business. While the ultimate outcome of these legal proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with legal counsel, that the final outcome in such proceedings, in the aggregate, would not have a material adverse effect on the combined financial condition or results of operations of the Company.

DST Output Marketing Services
Notes to Combined Financial Statements
(Unaudited) September 30, 2003
(Dollars in thousands)

Risks and uncertainties

The Company has no history operating as an independent entity, may be unable to make the changes necessary to operate as a stand-alone entity, or may incur greater costs as a stand-alone entity that may cause the Company’s profitability to decline. The Company’s business has been operated by DST within a segment of its broader corporate organization rather than as a separate stand-alone entity. DST has assisted the Company by providing corporate functions such as legal and tax functions. If the Company were a stand-alone entity, DST may have no obligation to provide assistance to the Company other than interim and transitional services. Because the Company’s business has never been operated as a stand-alone entity, there can be no assurance that the Company would be able to successfully implement the changes necessary to operate independently or may incur additional costs as a result of operating independently. Each of these events would cause the Company’s profitability to decline.